UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________ Form 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2021
EASTMAN KODAK COMPANY (Exact name of registrant as specified in its charter)
NEW JERSEY (State or other jurisdiction of incorporation)	1-87 (Commission File Number)	16-0417150 (IRS Employer Identification No.)
343 State Street Rochester, NY 14650 (Address of principal executive offices with zip code)
(585) 724-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KODK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on February 26, 2021 Eastman Kodak Company (the “Company”) and GO EK Ventures IV, LLC (the “Investor”) entered into a Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, an aggregate of 1,000,000 shares of the Company’s newly created 5.0% Series C Convertible Preferred Stock, no par value per share (the “Series C Preferred Stock”), for a purchase price of $100 per share, representing $100,000,000 of gross proceeds to the Company, of which 750,000 shares were issued to the Investor on February 26, 2021.  The issuance and sale of the remaining 250,000 shares of Series C Preferred Stock to the Investor were subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”).  The Purchase Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 1, 2021 (the “Financing Form 8-K”).

On March 30, 2021, following the expiration of the waiting period under the HSR Act, the Company and the Investor closed the remaining portion of the transactions contemplated by the Purchase Agreement, and the Company issued to the Investor an aggregate of 250,000 shares of the Series C Preferred Stock for a purchase price of $25,000,000.

The offer and sale of the Series C Preferred Stock pursuant to the Purchase Agreement are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The Investor has represented to the Company that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the Series C Preferred Stock is being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Chief Accounting Officer

On March 31, 2021, Eric H, Samuels, Chief Accounting Officer and Corporate Controller, Eastman Kodak Company, notified the Company of his voluntary resignation from the Company effective April 26, 2021 in order to pursue a new opportunity.  Richard Michaels, Assistant Corporate Controller, has been appointed by the Board of Directors to succeed Mr. Samuels as Corporate Controller and Chief Accounting Officer, effective April 27, 2021.  On the effective date of his appointment, Mr. Michaels will be granted 15,000 restricted stock units.  Mr. Michaels will have a base salary and the opportunity for bonus and equity awards, and will participate in other benefit plans, at levels consistent with his seniority and scope of responsibilities.

Mr. Michaels, 47, currently serves as the Company’s Assistant Corporate Controller, a role he has held since 2011.  Mr. Michaels joined the Company in 2004 as Controller for the Graphics Communications Group and held several other controller positions at the Company prior to becoming the Assistant Corporate Controller, including Controller for the Corporate Development Group, Assistant Controller of Accounting Research and Corporate Development, and Assistant Controller of Financial Reporting and Corporate Consolidations.  Prior to joining the Company, Mr. Michaels held various positions at PricewaterhouseCoopers from 1995 to 2004.  Mr. Michaels attended the Rochester Institute of Technology where he graduated in 1995 with a Bachelor of Science degree in Accounting.  He is a Certified Public Accountant in the State of New York.

Appointment of New Director

On March 31, 2021, Darren L. Richman was appointed to the Board of Directors of the Company (the “Board”) effective April 1, 2021.  Mr. Richman, 49, is the Co-Founder and a Managing Member of Kennedy Lewis Investment Management LLC (“KLIM”), an investment adviser, having served in that position since November 2017. Since November 2017, Mr. Richman has also been a Managing Member of each of the KLIM Funds, investment funds.

Mr. Richman was a Senior Managing Director with Blackstone from 2006 to 2016 where he focused on special situation and opportunistic investments, and he sat on the Investment Committee for GSO Capital Partner’s opportunistic credit funds and special situation funds. Before joining GSO Capital Partners, Mr. Richman worked at DiMaio Ahmad Capital, where he was a Founding Member and the Co-Head of its Investment Research Team, from 2003 to 2006. Prior to joining DiMaio Ahmad, Mr. Richman was a Vice President and Senior Special Situations Analyst at Goldman Sachs, from 1999 to 2003. Mr. Richman began his career with Deloitte & Touche, ultimately serving as a Manager in the firm’s Mergers and Acquisitions Services Group, from 1994 to 1999. He was formerly a Certified Public Accountant and a Member of the American Institute of Certified Public Accountants. Mr. Richman currently serves on the board of directors of Vemo Education, Inc., F45 Training Holdings Inc. and Outward Bound USA and previously sat on the board of directors of Sorenson Communications, Seneca Mortgage and Warrior Coal. He is a member of the Economic Club of New York and formerly served on its strategic planning committee.

Mr. Richman is a designee of KLIM. In connection with debt financing the Company obtained from Kennedy Lewis Capital Partners Master Fund LP (“KLIM Fund I”) and Kennedy Lewis Capital Partners Master Fund II LP (collectively with KLIM Fund I, the “KLIM Funds”) pursuant to the Credit Agreement among the Company, the KLIM Funds, as lenders, and Alter Domus (US) LLC, as administrative agent (the “Term Loan Credit Agreement”), the Company agreed to appoint an individual designated by KLIM as a Board member at or prior to the next annual meeting of shareholders of the Company. KLIM will have the right to nominate one director at each subsequent shareholder meeting until the earlier to occur of (i) February 26, 2024 or (ii) KLIM affiliated funds ceasing to hold at least 50% of the original principal amount of the term loans and commitments under the Term Loan Credit Agreement. Until KLIM ceases to hold at least 50% of the original principal amount of the term loans and commitments under the Term Loan Credit Agreement, at any time that KLIM’s designated director is not serving on the Board, KLIM will have the right to designate a non-voting observer to the Board.  The descriptions in the Financing Form 8-K of the Term Loan Credit Agreement and the Board Rights Agreement, Securities Purchase Agreement, Securities Registration Rights Agreement and Convertible Notes (as such terms are defined in the Financing Form 8-K) are incorporated herein by reference.

Pursuant to the Board Rights Agreement, Mr. Richman is entitled to the same retainer, equity compensation and other fees or compensation, including travel and expense reimbursement, paid to the non-executive directors of the Company for his service as a director.  In accordance therewith, on April 1, 2021 Mr. Richman was granted 2,446 restricted stock units as compensation for the period from April 1, 2021 through May 18, 2021.  Because Mr. Richman serves on the Board as a representative of the KLIM Funds and their affiliates, Mr. Richman does not have a right to any economic interest in securities of the Company granted to him by the Company in respect of his Board position and the KLIM Funds will be entitled to receive such economic interests.  Mr. Richman is expected to be named to the Audit and Finance Committee of the Board; however, such appointment is not certain and is not expected to be made until following the annual meeting of the shareholders of the Company on May 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

(Registrant)

/s/David E. Bullwinkle

David E. Bullwinkle

Chief Financial Officer and Senior Vice President

Date:  April 5, 2021

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